Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-211720) of Valvoline Inc. of our report dated May 31, 2016 relating to the combined financial statements of Valvoline, an unincorporated commercial unit of Ashland Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cincinnati, OH

July 11, 2016